UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 7, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, the Board of Directors of Bloomin’ Brands, Inc. (the “Company”) appointed Amanda Shaw, 41, as the Company’s Senior Vice President, Technology and Chief Accounting Officer. Prior to this appointment, Ms. Shaw served as the Company’s Group Vice President and Corporate Controller since October 2012 and the Company’s Vice President and Corporate Controller from December 2006 until October 2012.

In connection with her appointment, Ms. Shaw will receive options to purchase 50,000 shares of common stock of the Company in accordance with the Company’s equity award policy. In addition, Ms. Shaw entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615), and an employment agreement containing customary non-competition and non-disclosure provisions. The initial term of the employment agreement is for a period of five years, with automatic one year renewals thereafter, subject to earlier termination by either party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: August 7, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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